UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2013

Five Prime Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36070	26-0038620
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Corporate Drive South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 365-5600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 3, 2013, Five Prime Therapeutics, Inc. (the “Company”) entered into an Agreement (the “Agreement”) with the National Research Council of Canada (the “NRC”) pursuant to which the NRC granted to the Company a non-exclusive license to use certain biological materials and a non-exclusive license to related patents. The Company uses the licensed materials in the production of proteins in its protein library. The Company has no milestone payment or royalty obligations under the Agreement.

The initial term of the Agreement expires on December 31, 2018, after which the Company may annually renew for additional one-year terms for a fee. The NRC may terminate the Agreement if the Company becomes bankrupt or insolvent, has a receiver appointed to continue its operations or resolves to wind up. The Company may terminate at any time with written notice. Either party may terminate the Agreement in the event of the other party’s uncured material breach.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1†	Agreement, effective December 3, 2013, between the Company and the National Research Council of Canada.

†	Confidential treatment has been requested for certain portions of this exhibit, which portions have been omitted and filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Five Prime Therapeutics, Inc.

By:	/s/ Francis W. Sarena
Francis W. Sarena
Senior Vice President, General Counsel & Secretary

Dated: December 9, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1†	Agreement, effective December 3, 2013, between the Company and the National Research Council of Canada.

†	Confidential treatment has been requested for certain portions of this exhibit, which portions have been omitted and filed separately with the Securities and Exchange Commission.